EXHIBIT 23

To the Board of Trustees of
the Dreyfus High Yield Strategies Fund
and Securities and Exchange Commission:

We have examined management's assertion about the Dreyfus High Yield Strategies Fund's (the "Fund") compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 as of August 31, 2000 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Fund's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Fund's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Fund's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of August 31, 2000 and for the period from May 31, 2000
(the date of our last examination) through August 31, 2000, with respect to security transactions, without prior notice to management:

* Count and inspection of all securities located in the Mellon Trust - Global Trust Services ("Mellon Trust") vault at 120 Broadway, New York, New York as of August 31, 2000;

* Review of Mellon Trust's systems of reconciliation and control including their reconciliations with The Federal Reserve Bank of Boston, Depository Trust Company, Participant Trust Company and other depositories/intermediaries, as well as their reconciliation of these holdings with customers' positions.
Such review included analysis and testing of a sample of reconciling items;

* Agreement of pending trade activity for the Fund as of August 31, 2000 to its corresponding subsequent bank statement;

* Review of the investment account and supporting records of the Fund, including tests of security transactions since our last report, on a test basis.


We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Fund's compliance with specified requirements.

In our opinion, management's assertion that the Dreyfus High Yield Strategies Fund was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment
Company Act of 1940 as of August 31, 2000 with respect to securities reflected in the investment account of the Fund is fairly stated, in all material respects.

This report is intended solely for the information and use of management of the Dreyfus High Yield Strategies Fund and the Securities and Exchange Commission and should not be used for any other purpose.


						/s/ KPMG  LLP
						-------------------------
						KPMG  LLP


New York, New York
October 20, 2000



October 20, 2000


Management Statement Regarding Compliance With
Certain Provisions of the Investment Company Act of 1940

We, as members of management of the Dreyfus High Yield Strategies
Fund (the "Fund"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Management Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Fund's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of August 31, 2000 and for the period from May 31, 2000 (date of your last examination) through August 31, 2000.

Based on this evaluation, we assert that the Fund was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of August 31, 2000 and for the period from May 31, 2000 (date of your last examination) through August 31, 2000, with respect to securities reflected in the investment account of the Fund.

Dreyfus High Yield Strategies Fund



/s/ Stephen E. Canter
------------------
Stephen E. Canter
Chief Operating Officer
The Dreyfus Corporation